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                                                                  Exhibit 10.14

                                   APCOA, INC.

                   RETIREMENT PLAN FOR KEY EXECUTIVE OFFICERS










                                                  Effective Date: April 14, 1989
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                                TABLE OF CONTENTS

                                                                     ARTICLE NO.
                                                                     -----------

PURPOSE                                                                 I

DEFINITIONS                                                             II

ADMINISTRATION                                                          III

ELIGIBILITY                                                             IV

MONTHLY ACCRUED BENEFITS                                                V

ELIGIBILITY FOR RETIREMENT BENEFITS                                     VI

FORMS OF RETIREMENT BENEFITS                                            VII

AMOUNT OF RETIREMENT BENEFITS                                           VIII

DEATH BENEFITS                                                          IX

AMENDMENT AND TERMINATION                                               X

MISCELLANEOUS                                                           XI
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                                    ARTICLE I

                                     PURPOSE

1.1 The Apcoa, Inc. Retirement Plan For Key Executive Officers is adopted as of April 14, 1989, to provide retirement income and other related benefits to certain executive officers of Apcoa, Inc. (the "Company").


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                                   ARTICLE II

                                   DEFINITIONS

            Unless the context otherwise indicates, the following terms shall have the meanings set forth below whenever used in this Plan:

2.1 The words "Actual Equivalent" shall mean the benefit having the same value as the benefit which the actuarial equivalent replaces. Except as otherwise provided in this Plan, the actuarial equivalents shall be determined under

            (a) mortality rates based upon the 1951 Group Annuity Table projected with Scale C to 1975 for Participants, and upon the 1951 Group Annuity Table projected with Scale C to 1975 set back five years for spouses; and

            (b) an interest rate of 7% provided, however, that in computing the lump sum actuarial equivalent of a Participant's Monthly Accrued Benefit for purposes of Section 7.4 hereof, the interest rate used shall not be less than the rate used by the Pension Benefit Guaranty Corporation to value immediate annuities for plans terminating as of the proposed Benefit Commencement Date.

            2.2 The word "Affiliate" shall mean any other corporation which is, within the meaning of 26 U.S.C. ss. 1563(a), a member of a controlled group of corporations which includes the Company provided that, in making such determination, "50 percent" shall be substituted for "80 percent" wherever "80 percent" appears in 26 U.S.C. ss. 1563(a).

            2.3 The word "Age" shall mean a person's actual attained age.

            2.4 The words "Average Monthly Compensation" shall mean the total of a Participant's Compensation determined for the five (5) consecutive Plan Years (or the number of Plan Years during which the Participant received compensation, if that number is less


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than five (5)) which ended prior to the earlier of his Termination of Employment or his Normal Retirement Date, during which said total was highest, divided by a number equal to the number of months the Participant was employed by the Company during such consecutive Plan Years.

            2.5 The word "Beneficiary" shall mean any person who receives or is designated to receive payment of any benefit under the terms of the Plan on the death of a Participant.

            2.6 The words "Benefit Commencement Date" shall mean the date upon which the retirement benefits of a Participant shall commence under the terms of the Plan.

            2.7 The word "Board" shall mean the Company's duly elected Board of Directors as constituted at any time.

            2.8 The word "Company" shall mean Apcoa, Inc., a Delaware corporation, or any corporation which assumes the obligations of Apcoa, Inc. under the Plan.

            2.9 The word "Compensation" shall mean the total remuneration paid by the Company to a Participant for services rendered to the Company including salaries, commissions, overtime and bonuses, whether discretionary or not, and amounts received by the Participant from the Short-Term Incentive Compensation Pool, but shall not include any extra benefits such as payment by the Company of hospitalization, group insurance, expense reimbursement, or other special benefits or any amounts realized upon exercise or cancellation of any Stock Options or any other compensation income resulting from a grant of, or transaction in, stock of the Company or its Affiliates or the making of an election under Sec-


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tion 83(b) of the Internal Revenue Code of 1986, as amended, with respect to stock of the Company or its Affiliates. A Participant's Compensation for any Plan Year shall consist of the compensation actually paid to the Participant during the Plan Year.

            2.10 The words "Continuous Employment" shall mean any period (including periods prior to April 14, 1989, the effective date of the Plan) during which a Participant is an employee of the Company and/or any Affiliate and shall include any authorized leave of absence.

            2.11 The word "Control" shall mean ownership of shares of a corporation's stock which, directly or indirectly, gives the owner a greater than fifty percent (50%) voting interest.

            2.12 The word "Disability" shall mean any physical or mental impairment or disability which prevents a Participant from performing the duties of his occupation for a period of at least one hundred twenty (120) days and which is expected to be of permanent duration. A determination of whether a Participant is disabled shall be made by two licensed physicians, one appointed by the Board and one appointed by the Participant. In the event the two physicians are unable to agree with respect to whether the Participant is disabled, the determination of whether the Participant is disabled shall be made by a third duly licensed physician chosen by the two physicians previously appointed. Notwithstanding the preceding provisions of this Section 2.12, a determination with respect to a Participant's Disability under any employment agreement between the Participant and the Company shall be dispositive with respect to determining his Disability for purposes of the Plan.


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            2.13 The words "Monthly Accrued Benefit" shall mean an amount determined with respect to a Participant in accordance with the provisions of
Article V hereof.

            2.14 The words "Normal Retirement Date" shall mean for each Participant the first day of the month coinciding with or next following the day he attains Age sixty-five (65).

            2.15 The word "Participant" shall mean any individual designated by the Board to participate in the Plan pursuant to Article IV of the Plan.

            2.16 The word "Plan" shall mean this instrument as originally executed and as it may be later amended.

            2.17 The words "Plan Year" shall mean the calendar year.

            2.18 The words "Termination of Employment" shall mean the severance of a Participant's employment relationship with the Company and all Affiliates.


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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1 The Board shall administer and interpret the Plan. All decisions of the Board shall be final, conclusive and binding upon all affected persons, and any person participating in the Plan thereby agrees to accept as final, conclusive and binding the decisions of the Board. No member of the Board shall be liable for any action or determination made with respect to the Plan and the Company and/or any Affiliate shall indemnify the members of the Board, individually and collectively, against any and all losses, costs of expenses which may be incurred by them, individually or collectively, in connection with their administering the Plan.

            3.2 The Board may by appropriate resolution delegate to one of its members or a committee the authority to exercise any of its powers in administering and interpreting the Plan.


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                                   ARTICLE IV

                                   ELIGIBILITY

4.1 The persons eligible to participate in the Plan shall be only those persons who are or who become key executive officers of the Company. While all such key executive officers are eligible to be considered for participation, the Board shall have the sole and exclusive right to determine those key executive officers who will be selected from time to time to participate under the Plan. The Board shall inform any key executive officer who is chosen to participate in the Plan.


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                                    ARTICLE V

                             MONTHLY ACCRUED BENEFIT

5.1 The Monthly Accrued Benefit of a Participant whose Termination of Employment is on or after his Normal Retirement Date shall be an amount equal to fifty percent (50%) of the Participant's Average Monthly Compensation.

            5.2 The Monthly Accrued Benefit of a Participant whose Termination of Employment is prior to his Normal Retirement Date and after he has completed at least five (5) years of Continuous Employment shall be an amount equal to (a) multiplied by (b) below where:

            (a) equals fifty percent (50%) of his Average Monthly Compensation; and

            (b) equals a fraction, the numerator of which shall be the number of years (to the nearest one-twelfth (1/12) year) of the Participant's Continuous Employment at the date of his Termination of Employment, and the denominator of which shall be the number of years (to the nearest one-twelfth (1/12) year) of the Participant's Continuous Employment he would have had if he had continued to be employed by the Company until his Normal Retirement Date.


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                                   ARTICLE VI

                       ELIGIBILITY FOR RETIREMENT BENEFITS

6.1 A Participant whose Termination of Employment is for some reason other than death and on or after his Normal Retirement Date shall be eligible to receive a retirement benefit commencing on the first day of the month coinciding with or next following his Termination of Employment, in such form as is provided in
Article VII hereof, and in the amount provided in Article VIII.

            6.2 A Participant whose Termination of Employment is for some reason other than death and on or after his completion of ten (10) years of Continuous Employment and his attainment of Age fifty-five (55) but prior to his Normal Retirement Date shall be eligible to retire and receive a retirement benefit commencing on the first day of any month after his date of early retirement but not later than his Normal Retirement Date, as he shall select, in such form as is provided in Article VII hereof, and in the amount provided in Article VIII.

            6.3 A Participant whose Termination of Employment is for some reason other than death or Disability and after he has completed at least five (5) years of Continuous Employment and before he is eligible for an early retirement benefit shall be eligible for a vested deferred retirement benefit commencing on his Normal Retirement Date or, if he has completed ten (10) years of Continuous Employment, commencing on the first day of any month after his attainment of Age fifty-five (55) but not later than his Normal Retirement Date as he shall select. Such Participant's retirement benefit shall be paid in such form as is provided in Article VII hereof, and in the amount provided in Article VIII.


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            6.4 A Participant whose Termination of Employment is by reason of his Disability before his Normal Retirement Date shall be eligible for a disability retirement benefit commencing on the first day of the month coinciding with or next following the later of his date of disability retirement or the date the Board determines that he is Disabled, in such form as is provided in Article VII, and in the amount provided in Article VIII.

            6.5 A Participant whose Termination of Employment is for some reason other than death or under circumstances described in Section 6.1, 6.2, 6.3 or
6.4 shall not be entitled to any retirement benefit.


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                                   ARTICLE VII

                          FORMS OF RETIREMENT BENEFITS

7.1 The normal form of retirement benefits payable to a Participant who is eligible therefor pursuant to Article V hereof shall be the Life Annuity Form (Form 1 described in Section 7.4 hereof).

            7.2 A Participant shall, prior to his Benefit Commencement Date, submit to the Board satisfactory evidence of his Age and, if he is married, satisfactory evidence of his marriage and the Age of his spouse.

            7.3 In lieu of receiving his retirement benefits in accordance with the normal form set forth in Section 7.1 above, a participant who is eligible to receive retirement benefits pursuant to Article VI hereof may elect to receive his retirement benefits on the basis of any other form of retirement benefits described in Section 7.4 hereof. Any election of another form of retirement benefits provided for in the Plan may be made by a Participant at any time prior to his Benefit Commencement Date. Such election shall be on a form prescribed for the purpose by the Board, shall be signed by the Participant, and shall name the Beneficiary of such Participant if he shall have selected Form 3. Such election shall be deemed to be made when it is received by the Board.

            7.4 The form of retirement benefits under the Plan are as follows:

            Form 1. Life Annuity Form. A Participant who receives payment of his retirement benefits under the Life Annuity Form shall receive retirement benefit payments during his life. No retirement benefits shall be payable after the death of the Participant.


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            Form 2. Spouse's Annuity Form. A Participant who receives payment of his retirement benefits under the Spouse's Annuity Form shall receive reduced retirement benefit payments during his life with the provision that after his death 50% of his monthly retirement benefit shall continue during the life of (and shall be paid to) the person who was his spouse on the date of his election of a form of retirement benefits.

            Form 3. Life-Ten Year Certain Form. A Participant who receives payment of his retirement benefits under the Life-Ten Year Certain Form shall receive reduced retirement benefit payments during his life, with the provision that, in the event the Participant shall die before he shall have received retirement benefit payments for a period of one hundred twenty (120) months, after his death his monthly retirement benefit shall continue to be paid for the remainder of said one hundred twenty (120) month period to such Beneficiary as he shall have selected.

            Form 4. Lump Sum Form. A Participant who receives payment of his retirement benefits under the Lump Sum Form shall receive a single lump sum payment upon the date his retirement benefits would otherwise have commenced under the Plan.

            7.5 The forms of retirement benefits described in Section 7.4 hereof shall be subject to the following conditions:

            (i) Retirement benefits shall be paid monthly on the first day of the month unless the Participant receives his retirement benefits under Form 4.

            (ii) Retirement benefits which are payable during the life of any person shall commence on the date specified in the Plan, if such person is then living, and shall end with the payment made as of the first day of the month during which such person shall die.


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            (iii) Regardless of the form of retirement benefits under which a
                  Participant was going to receive payment, if a Participant shall die prior to his Benefit Commencement Date, no retirement benefits shall be payable to the spouse or Beneficiary of the Participant under this Article VI.

            (iv) If any Participant shall die after he shall be receiving retirement benefits pursuant to some Form other than Form 1 or Form 4, his Beneficiary shall receive such payment or series of payments, if any, provided for under such Form commencing on the first day of the month next following the month during which the participant shall have died (or as soon thereafter as is practicable). No death benefits shall be payable on behalf of a Participant who has received payment of his benefits under Form 1 or Form 4.

            (v) If any Participant was to have received retirement benefits under Form 2 and his spouse shall die prior to his Benefit Commencement Date, then the Participant shall receive his retirement benefits under Form 1 unless, prior to his Benefit Commencement Date, he remarries.

            (vi) If any Participant shall be receiving retirement benefits under Form 2 and his spouse shall die after his Benefit Commencement Date, but prior to the death of the Participant, such Participant shall continue to receive the monthly retirement benefits payable under Form 2 and no payments of retirement benefits shall be made after the subsequent death of the Participant.

            (vii) If a Participant shall be receiving or entitled to receive retirement benefits under Form 3 and his Beneficiary shall die, the Participant may designate a successor Beneficiary to receive the benefits, if any, which may be payable after the death of the Participant.

           (viii) If any amounts shall be payable pursuant to Form 3 after the death of both the Participant and his Beneficiary, such payments shall be made to the executor or administrator of the estate of the second to die of the Participant and his Beneficiary at the time otherwise specified in this Article VI for payment thereof.

            7.6 Subject to Section 7.3 above, any Participant may at any time prior to his Benefit Commencement Date,

            (i) revoke an election previously made under Section 7.3 by notice which complies with the procedures described in Section 7.3 duly filed with


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                  the Board, in which event the Participant shall be treated the same as though his optional election had not been filed; or

            (ii) change his election from one to another of the forms described in Section 7.4 and/or change the Beneficiary previously designated under Form 3 by notice and designation which complies with the procedure described in Section 7.3 and is duly filed with the Board.

            7.7 Anything contained in this Article VI to the contrary notwithstanding, if after the retirement of a Participant, the amount of retirement benefit which would have been payable to him under the Plan is subject to any deduction, change, offset or correction under the Plan, then the amount payable to such Participant and/or his Beneficiary shall be adjusted to reflect any such deduction, change, offset or correction.


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                                  ARTICLE VIII

                          AMOUNT OF RETIREMENT BENEFITS

8.1 The monthly retirement benefit payable to a Participant who is eligible therefor pursuant to Article VI hereof, whose retirement benefit commences on or after his Normal Retirement Date, and is payable under Form 1 in accordance with
Article VII hereof shall be equal to his Monthly Accrued Benefit.

            8.2 The monthly retirement benefit payable to a Participant who is eligible therefor pursuant to Article VI hereof and whose retirement benefit is payable under a form of retirement benefit described in Article VII other than Form 1 shall be such amount so that his retirement benefits are the Actuarial Equivalent of the retirement benefits which he would have received if his retirement benefit had been payable under Form 1.

            8.3 The monthly retirement benefit payable to a Participant who is eligible therefor pursuant to Article VI hereof and whose retirement benefit commences prior to his Normal Retirement Date shall be equal to the amount he would have received at his Normal Retirement Date reduced by five-ninths of one percent (5.9%) for each full month by which the commencement of payment of the Participant's retirement benefits precedes his Normal Retirement Date.

            8.4 The retirement benefit payable to a Participant who is eligible therefor pursuant to Article VI hereof and whose retirement benefit is payable under Form 4 described in Section 7.4 shall be an amount that is the Actuarial Equivalent of the monthly retirement


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benefit which he would have received under Section 8.1 hereof if his retirement benefit had commenced on his Normal Retirement Date and been payable under Form
1.

            8.5 Notwithstanding any other provision of the Plan, the amount payable to a Participant under this Plan shall be reduced by the Actuarial Equivalent of the employer-funded benefit payable to the Participant under any tax-qualified retirement plan maintained by the Company. For purposes of the preceding sentence, any benefit payable to the Participant which is attributable to the Participant's salary reduction contributions under a qualified cash or deferred arrangement described in Internal Revenue Code Section 401(k) shall not be considered an employer-funded benefit.


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                                   ARTICLE IX

                                 DEATH BENEFITS

9.1 In the event of the death of a Participant on or after his Benefit Commencement Date, there shall be paid to his Beneficiary the death benefit, if any, provided under the form of benefit under which such Participant was receiving retirement benefits, as set forth in Article VII hereof.

            9.2 If a Participant dies either

            (a) before his Termination of Employment, and on or after his Normal Retirement Date; or

            (b) before his Termination of Employment, if he had completed at least five (5) years of Continuous Employment; or

            (c) after his Termination of Employment but prior to his Benefit Commencement Date, if he had completed at least five (5) years of Continuous Employment;

there shall be paid to the deceased Participant's surviving spouse an amount equal to the Actuarial Equivalent of the amount such surviving spouse would have been entitled to receive if the deceased Participant had commenced to receive retirement benefits under the Plan on the date of his death under Form 2 described in Section 7.4 hereof.

            9.3 Death benefits payable pursuant to Section 9.2 above shall be paid to the surviving spouse in the form of a single lump sum payment. Payment of death benefits under Section 9.2 above shall be made as soon as reasonably possible after the death of the Participant.


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                                    ARTICLE X

                            AMENDMENT AND TERMINATION

10.1 Subject to any contractual restrictions that may otherwise exist, the Board may, in its discretion, amend or terminate the Plan, and the Board shall direct that all documents necessary to put such amendment into full force and effect be prepared and executed.

            10.2 Notwithstanding any other provision of the Plan, with respect to the amount of a Participant's Monthly Accrued Benefit as of the date of any amendment to the Plan, the provisions of the Plan shall not be subject to amendment.


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                                   ARTICLE XI

                                  MISCELLANEOUS

11.1 A Participant's claim to benefits under this Plan and the right to receive amounts under this Plan are nontransferable as security for a loan or otherwise by any means, either voluntarily or by operation of law.

            11.2 In the event that any provision of the Plan is determined by any judicial, quasijudicial or administrative body to be void or unenforceable for any reason, all other provisions of the Plan shall remain in full force and effect as if such void or unenforceable provision had never been a part of the Plan.

            11.3 The singular herein shall include the plural, or vice versa, wherever the context so requires.

            11.4 A pronoun in the masculine, feminine, or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine or neuter gender.

            11.5 If the Board shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be made to such person's spouse, child, parent, or brother or sister, or to any person deemed by the Board to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Board may determine.


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            11.6 The Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

            11.7 Any person's right to receive any amounts under this Plan shall be an unsecured and unfunded obligation of the Company.

            IN WITNESS WHEREOF, APCOA, INC., by its officer duly authorized, has executed this instrument this __________ day of ________________, 1989, effective for all purposes as of April 14, 1989.


                                          APCOA, INC.

                                          By: /s/
                                              ----------------------------------

                                          Its: /s/
                                              ----------------------------------


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                                    EXHIBIT E

                           DESIGNATION OF BENEFICIARY

            On April 14, 1989, I, the undersigned, entered into an Executive Employment Agreement with APCOA, Inc. Pursuant to the terms of said Agreement, I have the right to designate a beneficiary to receive, in the event of my death, certain payments pursuant to said Agreement. I, therefore, exercise this right and designate Judith Stuelpe to receive any such payments if (s)he survives me, but if Judith Stuelpe does not survive me, I designate Tyson and Casey Stuelpe. Any and all previous designations of beneficiary made by me are hereby revoked and I hereby reserve the right to revoke this designation of beneficiary.


                                          /s/ G. Walter Stuelpe, Jr.
                                          -----------------------------
                                              G. Walter Stuelpe, Jr.

Dated: 4/14/89

            Receipt of this Designation of Beneficiary form is acknowledged by the undersigned Secretary of APCOA, Inc.

                                          APOCA, INC.


                                          By: /s/
                                              ----------------------------------
                                                                     , Secretary

Dated: 4/14/89


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

                            SUPPLEMENTAL PENSION PLAN

            IN CONSIDERATION of the mutual promises contained herein, it is agreed by the Executive and the Company as follows:

            1. The Executive may retire from active employment at any time after he reaches ages 65.

            2. Upon retirement, the Company shall provide the Executive with a retirement benefit of 240 equal consecutive monthly payments of $4,166.67. The first monthly payment shall be made on the first day of the month coinciding with or next following the date of the Executive's retirement.

            3. In the event the Executive dies after commencement of payments under paragraph 2 hereof, but before he received the number of monthly installments set forth therein, the Company shall pay the remainder of said monthly installments to the executive's designated beneficiary hereunder. For purposes of this provision, the executive's designated beneficiary hereunder is Judith Stuelpe. Executive shall have the right to change such beneficiary at anytime hereafter, either prior to or after retirement, by notifying the Company in writing of such change.

            4. If the executive shall die prior to age 65 while in the active employment of the Company, the Company shall pay the Executive's designated beneficiary an aggregate of $482,000 in 60 equal monthly installments of $8,033.33. The first installment shall be paid on the first day of the month following the month in which the Executive dies.


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

            5. This Plan is part of a certain Executive Employment Agreement (the "Employment Agreement") dated April 14, 1989. Nothing herein shall prevent the Company from terminating the Employment for "cause" in accordance with the terms thereof, and in which event this Plan shall be terminated and void in all respects and neither party shall have any further responsibility for satisfying any obligations that may have otherwise arisen hereunder. However, should the Executive's employment terminate prior to retirement for any reason, other than for "cause," resignation, disability or death, the Insurance Policy shall be transferred by the Company to the Executive within thirty days after such termination, and the full value of the Insurance Policy and its full cash surrender value shall become the sole property of the Executive to do with as he sees fit.

            In the event of the Executive's resignation which is not associated with termination for "cause" or for disability, the Company shall cancel the Insurance Policy and provide the Executive with the cash surrender value according to the following schedule:

            After five (5) full years' service     =  25%
            After ten (10) full years' service     =  50%
            After fifteen (15) full years' service =  75%
            After twenty (20) full years' service  = 100%

            In the event of permanent disability the Company will continue to pay the premiums on the full value of the Insurance Policy for twelve months following the Executives' termination because of such disability in accordance with Section 4(b) of the Employment Agreement and after twelve months to transfer the full value of the Insurance Policy to the Executive within thirty days. The full value of the Insurance Policy and its full cash current value shall become the sole property of the Executive to do with as he sees fit, and the Company shall have further responsibility to fulfill any terms of the Plan or to continue to pay premiums on the Insurance Policy after the transfer of the Insurance Policy has been completed.

            6. For so long as Executive is receiving payments hereunder, Executive agrees that Sections 5, 6 and 7 of the Employment Agreement shall remain in full force and effect.

            7. Nothing in this Plan shall prevent Executive from receiving, in addition to any amounts he may be entitled to under the Plan, any amounts which may be distributable to him at any time under any pension plans, profit sharing or other incentive compensation or similar plan of the Company now if effect or which may hereafter be adopted.

            8. This Plan shall be binding upon the Executive, his heirs, executors, administrators and assigns, and on the Company, its successors and assigns. The rights of Executive hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.


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

            9. This Plan may be altered, changed, amended or terminated only by writing signed by the party to be bound thereby.

            10. This document has been executed in the State of Ohio and shall be interpreted in accordance with the laws of that State without regard to conflict of law provisions.

            11. This document contains the entire agreement between the parties with respect to the subject matter hereof, supersedes any all prior discussions or agreements the parties may have had with respect thereto (including any prior Supplemental Pension Plan).


                                       4